Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-283969

Pricing Supplement dated November 28, 2025 to the
Product Supplement MLN-ES-ETF-1 dated February 26, 2025 and
Prospectus dated February 26, 2025
The Toronto-Dominion Bank
$1,450,000
Autocallable Contingent Interest Barrier Notes Linked to the Least Performing of the shares of the iShares® Russell
2000 ETF, the shares of the Invesco QQQ TrustSM, Series 1 and the shares of the SPDR® S&P 500® ETF Trust Due
December 2, 2027

The Toronto-Dominion Bank (“TD” or “we”) has offered the Autocallable Contingent Interest Barrier Notes (the “Notes”) linked to the least performing of the shares of the iShares® Russell 2000 ETF, the shares of the Invesco QQQ TrustSM, Series 1 and the shares of the SPDR® S&P 500® ETF Trust (each, a “Reference Asset” and together, the “Reference Assets”). We also refer to an exchange-traded fund as an “ETF”.
The Notes will pay a Contingent Interest Payment on a Contingent Interest Payment Date (including the Maturity Date) at a per annum rate of 11.48% (the “Contingent Interest Rate”) only if, on the related Contingent Interest Observation Date, the Closing Value of each Reference Asset is greater than or equal to its Contingent Interest Barrier Value, which is equal to 70.00% of its Initial Value. If, however, the Closing Value of any Reference Asset is less than its Contingent Interest Barrier Value on a Contingent Interest Observation Date, no Contingent Interest Payment will accrue or be payable on the related Contingent Interest Payment Date. The Notes will be automatically called if, on any Call Observation Date, the Closing Value of each Reference Asset is greater than or equal to its Call Threshold Value, which is equal to 100.00% of its Initial Value. If the Notes are automatically called, on the first following Contingent Interest Payment Date (the “Call Payment Date”), we will pay a cash payment per Note equal to the Principal Amount, plus any Contingent Interest Payment otherwise due. No further amounts will be owed under the Notes. If the Notes are not automatically called, the amount we pay at maturity, in addition to any Contingent Interest Payment otherwise due, if anything, will depend on the Closing Value of each Reference Asset on its Final Valuation Date (each, its “Final Value”) relative to its Barrier Value, which is equal to 70.00% of its Initial Value, calculated as follows:
•	If the Final Value of each Reference Asset is greater than or equal to its Barrier Value:
the Principal Amount of $1,000
•	If the Final Value of any Reference Asset is less than its Barrier Value:
the sum of (1) $1,000 plus (2) the product of (i) $1,000 times (ii) the Least Performing Percentage Change
If the Notes are not automatically called and the Final Value of any Reference Asset is less than its Barrier Value, investors will suffer a percentage loss on their initial investment that is equal to the percentage decline of the Reference Asset with the lowest Percentage Change from its Initial Value to its Final Value (the “Least Performing Reference Asset”). Specifically, investors will lose 1% of the Principal Amount of the Notes for each 1% that the Final Value of the Least Performing Reference Asset is less than its Initial Value, and may lose the entire Principal Amount. Any payments on the Notes are subject to our credit risk.

The Notes do not guarantee the payment of any Contingent Interest Payments or the return of the Principal Amount. Investors are exposed to the market risk of each Reference Asset on each Contingent Interest Observation Date (including the Final Valuation Date) and any decline in the value of one Reference Asset will not be offset or mitigated by a lesser decline or potential increase in the value of any other Reference Asset. If the Final Value of any Reference Asset is less than its Barrier Value, investors may lose up to their entire investment in the Notes. Any payments on the Notes are subject to our credit risk.

The Notes are unsecured and are not savings accounts or insured deposits of a bank. The Notes are not insured or guaranteed by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other governmental agency or instrumentality of Canada or the United States. The Notes will not be listed or displayed on any securities exchange or electronic communications network.
The Notes have complex features and investing in the Notes involves a number of risks. See “Additional Risk Factors” beginning on page P-7 of this pricing supplement, “Additional Risk Factors Specific to the Notes” beginning on page PS-7 of the product supplement MLN-ES-ETF-1 dated February 26, 2025 (the “product supplement”) and “Risk Factors” on page 1 of the prospectus dated February 26, 2025 (the “prospectus”).
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these Notes or determined that this pricing supplement, the product supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We will deliver the Notes in book-entry only form through the facilities of The Depository Trust Company on the Issue Date against payment in immediately available funds.
The estimated value of your Notes on the Pricing Date was $987.50 per Note, as discussed further under “Additional Risk Factors — Risks Relating to Estimated Value and Liquidity” beginning on page P-10 and “Additional Information Regarding the Estimated Value of the Notes” on page P-25 of this pricing supplement. The estimated value is less than the public offering price of the Notes.
	Public Offering Price[1]	Underwriting Discount1 2	Proceeds to TD2
Per Note	$1,000.00	$5.00	$995.00
Total	$1,450,000.00	$7,250.00	$1,442,750.00
[1]
Certain dealers who purchase the Notes for sale to certain fee-based advisory accounts may have agreed to forgo some or all of their selling concessions, fees or commissions. The public offering price for investors purchasing the Notes in these accounts may have been as low as $995.00 (99.50%) per Note.

[2]
TD Securities (USA) LLC (“TDS”) will receive a commission of $5.00 (0.50%) per Note and will use all of that commission to allow selling concessions to other dealers in connection with the distribution of the Notes. Such other dealers may resell the Notes to other securities dealers at the Principal Amount less a concession not in excess of $5.00 per Note. TD will reimburse TDS for certain expenses in connection with its role in the offer and sale of the Notes, and TD will pay TDS a fee in connection with its role in the offer and sale of the Notes. See “Supplemental Plan of Distribution (Conflicts of Interest)” herein.

The public offering price, underwriting discount and proceeds to TD listed above relate to the Notes we issue initially. We may decide to sell additional Notes after the date of this pricing supplement, at public offering prices and with underwriting discounts and proceeds to TD that differ from the amounts set forth above. The return (whether positive or negative) on your investment in the Notes will depend in part on the public offering price you pay for such Notes.

TD SECURITIES (USA) LLC	P-1

Autocallable Contingent Interest Barrier Notes Linked to the Least Performing
of the shares of the iShares® Russell 2000 ETF, the shares of the Invesco QQQ
TrustSM, Series 1 and the shares of the SPDR® S&P 500® ETF Trust
Due December 2, 2027

Summary
The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the product supplement and the prospectus.
Issuer:	TD
Issue:	Senior Debt Securities, Series H
Type of Note:	Autocallable Contingent Interest Barrier Notes
Term:	Approximately 2 years, subject to an automatic call
Reference Assets:
The shares of the iShares® Russell 2000 ETF (Bloomberg ticker: IWM UP, “IWM”), the shares of the Invesco QQQ TrustSM, Series 1 (Bloomberg ticker: QQQ UQ, “QQQ”) and the shares of the SPDR® S&P 500® ETF Trust (Bloomberg ticker: SPY UP, “SPY”)

CUSIP / ISIN:	89115LA57 / US89115LA577
Agent:	TDS
Currency:	U.S. Dollars
Minimum Investment:	$1,000 and minimum denominations of $1,000 in excess thereof
Principal Amount:	$1,000 per Note
Strike Date:	November 26, 2025
Pricing Date:	November 28, 2025
Issue Date:
December 4, 2025, which is the fourth DTC settlement day following the Pricing Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one DTC settlement day (“T+1”), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes in the secondary market on any date prior to one DTC settlement day before delivery of the Notes will be required, by virtue of the fact that each Note initially will settle in four DTC settlement days (“T+4”), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Final Valuation Date:	The final Contingent Interest Observation Date, as specified below under “Contingent Interest Observation Dates”.
Maturity Date:	December 2, 2027, subject to postponement upon the occurrence of a market disruption event as described in the accompanying product supplement.

TD SECURITIES (USA) LLC	P-2

Call Feature:
If the Closing Value of each Reference Asset on any Call Observation Date is greater than or equal to its Call Threshold Value, we will automatically call the Notes and, on the related Call Payment Date, we will pay you a cash payment per Note equal to the Principal Amount, plus any Contingent Interest Payment otherwise due. No further amounts will be owed to you under the Notes.

Call Threshold Value:
With respect to IWM: $247.30 (100.00% of its Initial Value).
With respect to QQQ: $614.27 (100.00% of its Initial Value).
With respect to SPY: $679.68 (100.00% of its Initial Value).
The Call Threshold Value for each Reference Asset is determined by the Calculation Agent and is subject to adjustment as described under “General Terms of the Notes — Anti-Dilution Adjustments” in the product supplement.

Call Observation Dates:
Quarterly, on the 28th calendar day of each February, May, August and November, commencing on February 28, 2026 and ending on August 28, 2027, subject to postponement upon the occurrence of a market disruption event as described in the accompanying product supplement.

Call Payment Date:
If the Notes are subject to an automatic call, the Call Payment Date will be the Contingent Interest Payment Date immediately following the relevant Call Observation Date, subject to postponement upon the occurrence of a market disruption event as described in the accompanying product supplement.

Contingent Interest Payment:
If the Closing Value of each Reference Asset is greater than or equal to its Contingent Interest Barrier Value on any Contingent Interest Observation Date, a Contingent Interest Payment will be paid to you on the corresponding Contingent Interest Payment Date, in an amount equal to:
Principal Amount × Contingent Interest Rate × 1/4
If the Closing Value of any Reference Asset is less than its Contingent Interest Barrier Value on any Contingent Interest Observation Date, you will receive no Contingent Interest Payment on the corresponding Contingent Interest Payment Date.
All amounts used in or resulting from any calculation relating to a Contingent Interest Payment will be rounded upward or downward, as appropriate, to the nearest tenth of a cent.
Contingent Interest Payments on the Notes are not guaranteed. You will not receive a Contingent Interest Payment on a Contingent Interest Payment Date if the Closing Value of any Reference Asset on the related Contingent Interest Observation Date is less than its Contingent Interest Barrier Value.

Contingent Interest Rate:	11.48% per annum
Contingent Interest Barrier Value:
With respect to IWM: $173.11 (70.00% of its Initial Value).
With respect to QQQ: $429.989 (70.00% of its Initial Value).
With respect to SPY: $475.776 (70.00% of its Initial Value).
The Contingent Interest Barrier Value for each Reference Asset is determined by the Calculation Agent and is subject to adjustment as described under “General Terms of the Notes — Anti-Dilution Adjustments” in the product supplement.

Contingent Interest Observation Dates:
Quarterly, on the 28th calendar day of each February, May, August and November, commencing on February 28, 2026 and ending on November 29, 2027 (the “Final Valuation Date”), subject to postponement upon the occurrence of a market disruption event as described in the accompanying product supplement.

Contingent Interest Payment Dates:
With respect to each Contingent Interest Observation Date, the third Business Day following the relevant Contingent Interest Observation Date, with the exception of the final Contingent Interest Payment Date, which will be the Maturity Date, subject to postponement upon the occurrence of a market disruption event as described in the accompanying product supplement.

TD SECURITIES (USA) LLC	P-3

Payment at Maturity:
If the Notes are not automatically called, on the Maturity Date, in addition to any Contingent Interest Payment otherwise due, we will pay a cash payment, if anything, per Note equal to:
If the Final Value of each Reference Asset is greater than or equal to its Barrier Value:
Principal Amount of $1,000.
If the Final Value of any Reference Asset is less than its Barrier Value:
$1,000 + ($1,000 × Least Performing Percentage Change).
If the Notes are not automatically called and the Final Value of any Reference Asset is less than its Barrier Value, investors will suffer a percentage loss on their initial investment that is equal to the Least Performing Percentage Change. Specifically, investors will lose 1% of the Principal Amount of the Notes for each 1% that the Final Value of the Least Performing Reference Asset is less than its Initial Value, and may lose the entire Principal Amount. Any payments on the Notes are subject to our credit risk.
All amounts used in or resulting from any calculation relating to the Payment at Maturity will be rounded upward or downward, as appropriate, to the nearest cent.

Percentage Change:	For each Reference Asset, the Percentage Change is the quotient, expressed as a percentage, of the following formula: Final Value – Initial Value Initial Value
Initial Value:
With respect to IWM: $247.30
With respect to QQQ: $614.27
With respect to SPY: $679.68
The Initial Value of each Reference Asset equals its Closing Value on the Strike Date, as determined by the Calculation Agent and subject to adjustment as described under “General Terms of the Notes — Anti-Dilution Adjustments” in the product supplement.

Closing Value:
For each Reference Asset, the Closing Value will be the closing sale price or last reported sale price (or, in the case of Nasdaq, the official closing price) for that Reference Asset on a per-share or other unit basis, on any Trading Day for that Reference Asset or, if such Reference Asset is not quoted on any national securities exchange on that day, on any other market system or quotation system that is the primary market for the trading of such Reference Asset.

Final Value:	For each Reference Asset, the Closing Value of such Reference Asset on its Final Valuation Date.
Barrier Value:
With respect to IWM: $173.11 (70.00% of its Initial Value).
With respect to QQQ: $429.989 (70.00% of its Initial Value).
With respect to SPY: $475.776 (70.00% of its Initial Value).
The Barrier Value for each Reference Asset is determined by the Calculation Agent and is subject to adjustment as described under “General Terms of the Notes — Anti-Dilution Adjustments” in the product supplement.

Least Performing Reference Asset:	The Reference Asset with the lowest Percentage Change as compared to the Percentage Change of any other Reference Asset.
Least Performing Percentage Change:	The Percentage Change of the Least Performing Reference Asset.
Monitoring Period:	Final Valuation Date Monitoring

TD SECURITIES (USA) LLC	P-4

Trading Day:	A day on which the principal trading market(s) for each Reference Asset is scheduled to be open for trading, as determined by the Calculation Agent.
Business Day:	Any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close in New York City.
U.S. Tax Treatment:
By purchasing the Notes, you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to treat the Notes, for U.S. federal income tax purposes, as prepaid derivative contracts with respect to the Reference Assets. Pursuant to this approach, it is likely that any Contingent Interest Payment that you receive should be included in ordinary income at the time you receive the payment or when it accrues, depending on your regular method of accounting for U.S. federal income tax purposes. Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat the Notes in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Notes, it is possible that your Notes could alternatively be treated for tax purposes as a single contingent payment debt instrument, as a constructive ownership transaction under Section 1260 of the Code (as defined herein) or pursuant to some other characterization, such that the timing and character of your income from the Notes could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” herein and in the product supplement. An investment in the Notes is not appropriate for non-U.S. holders and we will not attempt to ascertain the tax consequences to non-U.S. holders of the purchase, ownership or disposition of the Notes.

Canadian Tax Treatment:
Please see the discussion in the prospectus under “Tax Consequences — Canadian Taxation” and in the product supplement under “Supplemental Discussion of Canadian Tax Consequences”, which applies to the Notes. We will not pay any additional amounts as a result of any withholding required by reason of the rules governing hybrid mismatch arrangements contained in section 18.4 of the Canadian Tax Act (as defined in the prospectus).

Record Date:	The Business Day preceding the relevant Contingent Interest Payment Date.
Calculation Agent:	TD
Listing:	The Notes will not be listed or displayed on any securities exchange or electronic communications network.
Canadian Bail-in:	The Notes are not bail-inable debt securities (as defined in the prospectus) under the Canada Deposit Insurance Corporation Act.
Change in Law Event:	Not applicable, notwithstanding anything to the contrary in the product supplement.

TD SECURITIES (USA) LLC	P-5

Additional Terms of Your Notes
You should read this pricing supplement together with the prospectus, as supplemented by the product supplement MLN-ES-ETF-1 (the “product supplement”), relating to our Senior Debt Securities, Series H, of which these Notes are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement. In the event of any conflict the following hierarchy will govern: first, this pricing supplement; second, the product supplement; and last, the prospectus. The Notes vary from the terms described in the product supplement in several important ways. You should read this pricing supplement carefully.
This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Additional Risk Factors” herein, “Additional Risk Factors Specific to the Notes” in the product supplement and “Risk Factors” in the prospectus, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):
■	Prospectus dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000119312525036639/d931193d424b5.htm
■	Product Supplement MLN-ES-ETF-1 dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000114036125006132/ef20044456_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 0000947263. As used in this pricing supplement, the “Bank,” “we,” “us,” or “our” refers to The Toronto-Dominion Bank and its subsidiaries.
We reserve the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

TD SECURITIES (USA) LLC	P-6

Additional Risk Factors
The Notes involve risks not associated with an investment in conventional debt securities. This section describes the most significant risks relating to the terms of the Notes. For additional information as to these and other risks, please see “Additional Risk Factors Specific to the Notes” in the product supplement and “Risk Factors” in the prospectus.
Investors should consult their investment, legal, tax, accounting and other advisors as to the risks entailed by an investment in the Notes and the suitability of the Notes in light of their particular circumstances.
Risks Relating to Return Characteristics
Your Investment in the Notes May Result in a Loss.
The Notes do not guarantee the return of the Principal Amount and investors may lose up to their entire investment in the Notes. Specifically, if the Notes are not automatically called and the Final Value of any Reference Asset is less than its Barrier Value, investors will lose 1% of the Principal Amount of the Notes for each 1% that the Final Value of the Least Performing Reference Asset is less than its Initial Value, and may lose the entire Principal Amount.
You Will Not Receive the Contingent Interest Payment With Respect to a Contingent Interest Observation Date if the Closing Value of Any Reference Asset on Such Contingent Interest Observation Date Is Less Than Its Contingent Interest Barrier Value.
You will not receive a Contingent Interest Payment on a Contingent Interest Payment Date if the Closing Value of any Reference Asset on the related Contingent Interest Observation Date is less than its Contingent Interest Barrier Value. If the Closing Value of any Reference Asset is less than its Contingent Interest Barrier Value on each Contingent Interest Observation Date over the term of the Notes, you will not receive any Contingent Interest Payments and, therefore, you will not receive a positive return on your Notes. Generally, this non-payment of any Contingent Interest Payment will coincide with a greater risk of principal loss on your Notes at maturity.
The Potential Positive Return on the Notes Is Limited to the Contingent Interest Payments Paid on the Notes, if Any, Regardless of Any Appreciation of Any Reference Asset.
The potential positive return on the Notes is limited to any Contingent Interest Payments paid, meaning any positive return on the Notes will be composed solely of the sum of any Contingent Interest Payments paid over the term of the Notes. Therefore, if the appreciation of any Reference Asset exceeds the sum of any Contingent Interest Payments actually paid on the Notes, the return on the Notes will be less than the return on a hypothetical direct investment in such Reference Asset, in a security directly linked to the positive performance of such Reference Asset or a hypothetical investment in the stocks and other assets comprising such Reference Asset (its “Reference Asset Constituents”).
Your Return May Be Less Than the Return on a Conventional Debt Security of Comparable Maturity.
The return that you will receive on your Notes, which could be negative, may be less than the return you could earn on other investments. The Notes do not provide for fixed interest payments and you may not receive any Contingent Interest Payments over the term of the Notes. Even if you do receive one or more Contingent Interest Payments and your return on the Notes is positive, your return may be less than the return you would earn if you bought a conventional, interest-bearing senior debt security of TD of comparable maturity. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.
The Notes May Be Automatically Called Prior to the Maturity Date and Are Subject to Reinvestment Risk.
If your Notes are automatically called, no further payments will be owed to you under the Notes after the applicable Call Payment Date. Therefore, because the Notes could be called as early as the first potential Call Payment Date, the holding period could be limited. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Notes at a comparable return for a similar level of risk in the event the Notes are automatically called prior to the Maturity Date. Furthermore, to the extent you are able to reinvest such proceeds in an investment with a comparable return for a similar level of risk, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new notes.
The Amounts Payable on the Notes Are Not Linked to the Value of the Least Performing Reference Asset at Any Time Other Than on the Contingent Interest Observation Dates (Including the Final Valuation Date) And Call Observation Dates.
Any payments on the Notes will be based on the Closing Value of the Least Performing Reference Asset only on the Contingent Interest Observation Dates (including the Final Valuation Date) and Call Observation Dates. Even if the value of the Least Performing Reference Asset appreciates prior to a Contingent Interest Observation Date but then drops on that day to a Closing Value that is less than its Contingent Interest Barrier Value, you will not receive any Contingent Interest Payment with respect to such Contingent Interest Observation Date. Similarly, the Payment at Maturity may be significantly less than it would have been had the Notes been linked to the Closing Value of the Least Performing Reference Asset on a date other than the Final Valuation Date, and may be zero. Although the actual values of the Reference Assets at other times during the term of the Notes may be higher than the values on one or more Contingent Interest Observation Dates (including the Final Valuation Date) or Call Observation Dates, any Contingent Interest Payments on the Notes and the Payment at Maturity will be based solely on the Closing Value of the Least Performing Reference Asset on the applicable Contingent Interest Observation Date (including the Final Valuation Date) and Call Observation Dates.

TD SECURITIES (USA) LLC	P-7

The Contingent Interest Rate Will Reflect, in Part, the Volatility of Each Reference Asset and May Not Be Sufficient to Compensate You for the Risk of Loss at Maturity.
Generally, the higher a Reference Asset’s volatility, the more likely it is that the Closing Value of that Reference Asset could be less than its Call Threshold Value or its Contingent Interest Barrier Value on a Call Observation Date or Contingent Interest Observation Date or its Barrier Value on its Final Valuation Date. Volatility means the magnitude and frequency of changes in the value of a Reference Asset. This greater risk will generally be reflected in a higher Contingent Interest Rate for the Notes than the interest rate payable on our conventional debt securities with a comparable term. However, while the Contingent Interest Rate is set on the Strike Date, a Reference Asset’s volatility can change significantly over the term of the Notes, and may increase. The value of any Reference Asset could fall sharply on the Contingent Interest Observation Dates, resulting in few or no Contingent Interest Payments or on the Final Valuation Date, resulting in a loss of a significant portion or all of the Principal Amount.
You Will Have No Rights to Receive Any Shares of Any Reference Asset and You Will Not Be Entitled to Any Dividends or Other Distributions on Any Reference Asset.
The Notes are our debt securities. They are not equity instruments, shares of stock, or securities of any other issuer. Investing in the Notes will not make you a holder of shares of any Reference Asset. You will not have any voting rights, any rights to receive dividends or other distributions, or any rights against the issuer of any Reference Asset. As a result, the return on your Notes may not reflect the return you would realize if you actually owned shares of any Reference Asset and received any dividends paid or other distributions made in connection with them. Your Notes will be paid in cash and you have no right to receive delivery of shares of any Reference Asset.
Risks Relating to Characteristics of the Reference Assets
There Are Market Risks Associated With Each Reference Asset.
The value of each Reference Asset can rise or fall sharply due to factors specific to such Reference Asset, its investment adviser (its “Investment Adviser”) and its Reference Asset Constituents and their issuers (the “Reference Asset Constituent Issuers”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Notes, should make your own investigation into the Investment Advisers and the Reference Assets for your Notes. For additional information, see “Information Regarding the Reference Assets” in this pricing supplement and each Investment Adviser's SEC filings. We urge you to review financial and other information filed periodically by the Investment Advisers with the SEC.
Investors Are Exposed to the Market Risk of Each Reference Asset on Each Contingent Interest Observation Date (Including the Final Valuation Date).
Your return on the Notes is not linked to a basket consisting of the Reference Assets. Rather, it will be contingent upon the performance of each Reference Asset. Unlike an instrument with a return linked to a basket of indices, common stocks or other underlying securities, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each Reference Asset on each Contingent Interest Observation Date (including the Final Valuation Date). Poor performance by any Reference Asset over the term of the Notes will negatively affect your return and will not be offset or mitigated by a positive performance by any other Reference Asset. For instance, if the Final Value of any Reference Asset is less than its Barrier Value on its Final Valuation Date, you will receive a negative return equal to the Least Performing Percentage Change, even if the Percentage Change of another Reference Asset is positive or has not declined as much. Accordingly, your investment is subject to the market risk of each Reference Asset.
Because the Notes Are Linked to the Least Performing Reference Asset, You Are Exposed to a Greater Risk of No Contingent Interest Payments and Losing a Significant Portion or All of Your Initial Investment at Maturity Than if the Notes Were Linked to a Single Reference Asset or Fewer Reference Assets.
The risk that you will not receive any Contingent Interest Payments and lose a significant portion or all of your initial investment in the Notes is greater if you invest in the Notes than the risk of investing in substantially similar securities that are linked to the performance of only one Reference Asset or fewer Reference Assets. With more Reference Assets, it is more likely that the Closing Value of any Reference Asset will be less than its Contingent Interest Barrier Value on any Contingent Interest Observation Date (including the Final Valuation Date) and that the Final Value of any Reference Asset will be less than its Barrier Value on the Final Valuation Date than if the Notes were linked to a single Reference Asset or fewer Reference Assets.
In addition, the lower the correlation is between the performance of a pair of Reference Assets, the more likely it is that one of the Reference Assets will decline in value to a Closing Value or Final Value, as applicable, that is less than its Contingent Interest Barrier Value or Barrier Value on any Call Observation Date or Contingent Interest Observation Date (including the Final Valuation Date). Although the correlation of the Reference Assets’ performance may change over the term of the Notes, the economic terms of the Notes, including the Contingent Interest Rate, Contingent Interest Barrier Value and Barrier Value are determined, in part, based on the correlation of the Reference Assets’ performance calculated using our internal models at the time when the terms of the Notes are finalized. All things being equal, a higher Contingent Interest Rate and lower Contingent Interest Barrier Values and Barrier Values are generally associated with lower correlation of the Reference Assets. Therefore, if the performance of a pair of Reference Assets is not correlated to each other or is negatively correlated, the risk that you will not receive any Contingent Interest Payments or that the Final Value of any Reference Asset is less than its Barrier Value will occur is even greater despite a lower Contingent Interest Barrier Value and Barrier Value, respectively. Therefore, it is more likely that you will not receive any Contingent Interest Payments and that you will lose a significant portion or all of your initial investment at maturity.

TD SECURITIES (USA) LLC	P-8

The Value of a Reference Asset May Not Completely Track Its NAV.
The net asset value (“NAV”) of an ETF, including the Reference Assets, may fluctuate with changes in the market value of its Reference Asset Constituents. The market values of an ETF may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchange(s). Furthermore, the Reference Asset Constituents may be unavailable in the secondary market during periods of market volatility, which may make it difficult for market participants to accurately calculate the intraday NAV per share of the applicable Reference Asset and may adversely affect the liquidity and prices of such Reference Asset, perhaps significantly. For any of these reasons, the market value of a Reference Asset may differ from its NAV per share and may trade at, above or below its NAV per share.
We Have No Affiliation With Any Index Sponsor or Investment Adviser and Will Not Be Responsible for Any Actions Taken by Any Such Entity.
No Index Sponsor or Investment Adviser is an affiliate of ours and no such entity will be involved in the offering of the Notes in any way. Consequently, we have no control over the actions of any Index Sponsor or Investment Adviser, including any actions of the type that would require the Calculation Agent to adjust any amount payable on the Notes. No Index Sponsor or Investment Adviser has any obligation of any sort with respect to the Notes. Thus, no Index Sponsor or Investment Adviser has any obligation to take your interests into consideration for any reason, including in taking any actions that might affect the value of the applicable Reference Asset or the Notes. None of our proceeds from the issuance of the Notes will be delivered to any Index Sponsor or Investment Adviser.
Adjustments to a Reference Asset Could Adversely Affect the Notes.
The Investment Advisers (as specified under “Information Regarding the Reference Assets”) are responsible for calculating and maintaining their applicable Reference Asset. An Investment Adviser can add, delete or substitute the Reference Asset Constituents for its Reference Asset. An Investment Adviser may make other methodological changes to its Reference Asset that could change the value of such Reference Asset at any time. If one or more of these events occurs, the Closing Value of such Reference Asset may be adjusted to reflect such event or events, which could adversely affect whether and the extent to which any amounts may be payable on the Notes and/or the market value of the Notes.
Changes that Affect the Target Index of the iShares® Russell 2000 ETF, Invesco QQQ TrustSM, Series 1 and SPDR® S&P 500® ETF Trust Will Affect the Market Value of, and Return on, the Notes.
The iShares® Russell 2000 ETF, Invesco QQQ TrustSM, Series 1 and SPDR® S&P 500® ETF Trust is an ETF that seeks to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of its Target Index (as specified herein). The policies of the sponsor of its Target Index (an “Index Sponsor”) concerning the calculation of its Target Index, additions, deletions or substitutions of the components of its Target Index and the manner in which changes affecting those components, such as stock dividends, reorganizations or mergers, may be reflected in its Target Index and, therefore, could adversely affect the return on the Notes and the market value of the Notes prior to maturity. The market value of, and return on, the Notes could also be affected if the sponsor of its Target Index changes these policies, for example, by changing the manner in which it calculates its Target Index. Some of the risks that relate to a target index of an ETF include those discussed in the product supplement, which you should review.
The Performance of the iShares® Russell 2000 ETF, Invesco QQQ TrustSM, Series 1 and SPDR® S&P 500® ETF Trust May Not Correlate With That of Its Target Index.
The performance of the iShares® Russell 2000 ETF, Invesco QQQ TrustSM, Series 1 and SPDR® S&P 500® ETF Trust may not exactly replicate the performance of its Target Index because the iShares® Russell 2000 ETF, Invesco QQQ TrustSM, Series 1 and SPDR® S&P 500® ETF Trust will reflect transaction costs and fees that are not included in the calculation of its Target Index. It is also possible that the iShares® Russell 2000 ETF, Invesco QQQ TrustSM, Series 1 and SPDR® S&P 500® ETF Trust may not fully replicate or may in certain circumstances diverge significantly from the performance of its Target Index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in the iShares® Russell 2000 ETF, Invesco QQQ TrustSM, Series 1 and SPDR® S&P 500® ETF Trust, differences in trading hours between the iShares® Russell 2000 ETF, Invesco QQQ TrustSM, Series 1 and SPDR® S&P 500® ETF Trust and its Target Index or due to other circumstances.
There Are Liquidity and Management Risks Associated with an ETF and the iShares® Russell 2000 ETF, Invesco QQQ TrustSM, Series 1 and SPDR® S&P 500® ETF Trust Utilizes a Passive Indexing Investment Approach.
 Although shares of the iShares® Russell 2000 ETF, Invesco QQQ TrustSM, Series 1 and SPDR® S&P 500® ETF Trust are listed for trading on a securities exchange and a number of similar products have been traded on various exchanges for varying periods of time, there is no assurance that an active trading market will continue for such shares or that there will be liquidity in that trading market. The iShares® Russell 2000 ETF, Invesco QQQ TrustSM, Series 1 and SPDR® S&P 500® ETF Trust is subject to management risk, which is the risk that its Investment Adviser’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. Additionally, the iShares® Russell 2000 ETF, Invesco QQQ TrustSM, Series 1 and SPDR® S&P 500® ETF Trust is not managed according to traditional methods of “active” investment management, which involves the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, utilizing a “passive” or indexing investment approach, it attempts to approximate the investment performance of its Target Index by investing in Reference Asset Constituents that generally replicate its Target Index. Therefore, unless a specific stock is removed from its Target Index, the iShares® Russell 2000 ETF, Invesco QQQ TrustSM, Series 1 and SPDR® S&P 500® ETF Trust generally would not sell a stock because that stock’s issuer was in financial trouble.
The Notes are Subject to Risks Associated with Small-Capitalization Companies.

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The Notes are subject to risks associated with small-capitalization companies because the Reference Asset Constituents of the iShares® Russell 2000 ETF are considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore such index may be more volatile than an index in which a greater percentage of its constituents are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.
Risks Relating to Estimated Value and Liquidity
The Estimated Value of Your Notes Is Less Than the Public Offering Price of Your Notes.
The estimated value of your Notes is less than the public offering price of your Notes. The difference between the public offering price of your Notes and the estimated value of the Notes reflects costs and expected profits associated with selling and structuring the Notes, as well as hedging our obligations under the Notes. Because hedging our obligations entails risks and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or a loss.
The Estimated Value of Your Notes Is Based on Our Internal Funding Rate.
The estimated value of your Notes is determined by reference to our internal funding rate. The internal funding rate used in the determination of the estimated value of the Notes generally represents a discount from the credit spreads for our conventional, fixed-rate debt securities and the borrowing rate we would pay for our conventional, fixed-rate debt securities. This discount is based on, among other things, our view of the funding value of the Notes as well as the higher issuance, operational and ongoing liability management costs of the Notes in comparison to those costs for our conventional, fixed-rate debt, as well as estimated financing costs of any hedge positions, taking into account regulatory and internal requirements. If the interest rate implied by the credit spreads for our conventional, fixed-rate debt securities, or the borrowing rate we would pay for our conventional, fixed-rate debt securities were to be used, we would expect the economic terms of the Notes to be more favorable to you. Additionally, assuming all other economic terms are held constant, the use of an internal funding rate for the Notes is expected to increase the estimated value of the Notes at any time.
The Estimated Value of the Notes Is Based on Our Internal Pricing Models, Which May Prove to Be Inaccurate and May Be Different From the Pricing Models of Other Financial Institutions.
The estimated value of your Notes is based on our internal pricing models, which take into account a number of variables, such as our internal funding rate on the Pricing Date, and are based on a number of subjective assumptions, which are not evaluated or verified on an independent basis and may or may not materialize. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Notes may not be consistent with those of other financial institutions that may be purchasers or sellers of Notes in the secondary market. As a result, the secondary market price of your Notes may be materially less than the estimated value of the Notes determined by reference to our internal pricing models. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.
The Estimated Value of Your Notes Is Not a Prediction of the Prices at Which You May Sell Your Notes in the Secondary Market, if Any, and Such Secondary Market Prices, if Any, Will Likely Be Less Than the Public Offering Price of Your Notes and May Be Less Than the Estimated Value of Your Notes.
The estimated value of the Notes is not a prediction of the prices at which the Agent, other affiliates of ours or third parties may be willing to purchase the Notes from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Notes in the secondary market at any time, if any, will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than the estimated value of the Notes. Further, as secondary market prices of your Notes take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs and expected profits associated with selling and structuring the Notes, as well as hedging our obligations under the Notes, secondary market prices of your Notes will likely be less than the public offering price of your Notes. As a result, the price at which the Agent, other affiliates of ours or third parties may be willing to purchase the Notes from you in secondary market transactions, if any, will likely be less than the price you paid for your Notes, and any sale prior to the Maturity Date could result in a substantial loss to you.
The Temporary Price at Which the Agent May Initially Buy the Notes in the Secondary Market May Not Be Indicative of Future Prices of Your Notes.
Assuming that all relevant factors remain constant after the Pricing Date, the price at which the Agent may initially buy or sell the Notes in the secondary market (if the Agent makes a market in the Notes, which it is not obligated to do) may exceed the estimated value of the Notes on the Pricing Date, as well as the secondary market value of the Notes, for a temporary period after the Issue Date of the Notes, as discussed further under “Additional Information Regarding the Estimated Value of the Notes.” The price at which the Agent may initially buy or sell the Notes in the secondary market may not be indicative of future prices of your Notes.

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The Underwriting Discount, Offering Expenses and Certain Hedging Costs Are Likely to Adversely Affect Secondary Market Prices.
Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the Notes will likely be less than the public offering price. The public offering price includes, and any price quoted to you is likely to exclude, any underwriting discount paid in connection with the initial distribution, offering expenses as well as the cost of hedging our obligations under the Notes. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction.
There May Not Be an Active Trading Market for the Notes — Sales in the Secondary Market May Result in Significant Losses.
There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange or electronic communications network. The Agent or another one of our affiliates may make a market for the Notes; however, it is not required to do so and may stop any market-making activities at any time. Even if a secondary market for the Notes develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your Notes in any secondary market could be substantial.
If you sell your Notes before the Maturity Date, you may have to do so at a substantial discount from the public offering price irrespective of the value of the then-current least performing Reference Asset, and as a result, you may suffer substantial losses.
If the Value of Any Reference Asset Changes, the Market Value of Your Notes May Not Change in the Same Manner.
Your Notes may trade quite differently from the performance of any of the Reference Assets. Changes in the value of any Reference Asset may not result in a comparable change in the market value of your Notes. Even if the Closing Value of each Reference Asset remains greater than or equal to its Barrier Value and Contingent Interest Barrier Value or increases to greater than its Call Threshold Value during the term of the Notes, the market value of your Notes may not increase by the same amount and could decline.
Risks Relating to Hedging Activities and Conflicts of Interest
There Are Potential Conflicts of Interest Between You and the Calculation Agent.
The Calculation Agent will, among other things, determine the amounts payable on the Notes. We will serve as the Calculation Agent and may appoint a different Calculation Agent after the Issue Date without notice to you. The Calculation Agent will exercise its judgment when performing its functions and may have a conflict of interest if it needs to make certain decisions. For example, the Calculation Agent may have to determine whether a market disruption event affecting a Reference Asset has occurred, and make certain adjustments if certain events occur, which may, in turn, depend on the Calculation Agent’s judgment as to whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. Because this determination by the Calculation Agent may affect the amounts payable on the Notes, the Calculation Agent may have a conflict of interest if it needs to make a determination of this kind. For additional information on the Calculation Agent’s role, see “General Terms of the Notes — Role of Calculation Agent” in the product supplement.
You Will Have Limited Anti-Dilution Protection and, in Certain Situations, Your Return on the Notes May be Based on a Substitute Reference Asset.
The Calculation Agent may adjust the Initial Value, and therefore the Call Threshold Value, Contingent Interest Barrier Value and Barrier Value of a Reference Asset for stock splits, reverse stock splits, stock dividends, extraordinary dividends and other events that affect such Reference Asset, but only in the situations we describe in “General Terms of the Notes — Anti-Dilution Adjustments” in the product supplement. The Calculation Agent will not be required to make an adjustment for every event that may affect a Reference Asset. Furthermore, in certain situations, such as when a Reference Asset undergoes a Reorganization Event or a Reference Asset is delisted, such Reference Asset may be replaced by distribution property or a substitute equity security, as discussed more fully in the product supplement under “General Terms of the Notes”. Notwithstanding the Calculation Agent’s ability to make adjustments to the terms of the Notes and the Reference Assets, those events or other actions affecting a Reference Asset, Reference Asset Constituent Issuer, Investment Adviser or a third party may nevertheless adversely affect the price of the applicable Reference Asset and, therefore, adversely affect the market value of, and return on, your Notes.
The Contingent Interest Observation Dates (Including the Final Valuation Date), Call Observation Dates and the Related Payment Dates Are Subject to Market Disruption Events and Postponements.
Each Contingent Interest Observation Date (including the Final Valuation Date), Call Observation Date and related payment date (including the Maturity Date) is subject to postponement due to the occurrence of one or more market disruption events. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes — Market Disruption Events” in the product supplement. A market disruption event for a particular Reference Asset will not constitute a market disruption event for any other Reference Asset.

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Trading and Business Activities by TD or Its Affiliates May Adversely Affect the Market Value Of, and Any Amounts Payable On, the Notes.
We, the Agent and/or our other affiliates may hedge our obligations under the Notes by purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the value of a Reference Asset or one or more Reference Asset Constituents, and we may adjust these hedges by, among other things, purchasing or selling at any time any of the foregoing assets. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in a Reference Asset or one or more Reference Asset Constituents.
These trading activities may present a conflict between the holders’ interest in the Notes and the interests we and our affiliates will have in our or their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our or their customers’ accounts and in accounts under our or their management. These trading activities could be adverse to the interests of the holders of the Notes.
We, the Agent and/or our other affiliates may, at present or in the future, engage in business with one or more Reference Asset Constituent Issuers, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These business activities may present a conflict between our, the Agent’s and/or our other affiliates’ obligations, and your interests as a holder of the Notes. Moreover, we, the Agent and/or our other affiliates may have published, and in the future expect to publish, research reports with respect to a Reference Asset or one or more Reference Asset Constituents. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any of these activities by us and/or our other affiliates may affect the value of a Reference Asset and, therefore, the market value of, and any amounts payable on, the Notes.
Risks Relating to General Credit Characteristics
Investors Are Subject to TD’s Credit Risk, and TD’s Credit Ratings and Credit Spreads May Adversely Affect the Market Value of the Notes.
Although the return on the Notes will be based on the performance of the Least Performing Reference Asset, the payment of any amount due on the Notes is subject to TD’s credit risk. The Notes are TD’s senior unsecured debt obligations. Investors are dependent on TD’s ability to pay all amounts due on the Notes and, therefore, investors are subject to the credit risk of TD and to changes in the market’s view of TD’s creditworthiness. Any decrease in TD’s credit ratings or increase in the credit spreads charged by the market for taking TD’s credit risk is likely to adversely affect the market value of the Notes. If TD becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the Notes.
Risks Relating to Canadian and U.S. Federal Income Taxation
Significant Aspects of the Tax Treatment of the Notes Are Uncertain.
The U.S. tax treatment of the Notes is uncertain. Please read carefully the section entitled “Material U.S. Federal Income Tax Consequences” herein and in the product supplement. You should consult your tax advisor as to the tax consequences of your investment in the Notes.
For a discussion of the Canadian federal income tax consequences of investing in the Notes, please see the discussion in the prospectus under “Tax Consequences — Canadian Taxation” and in the product supplement under “Supplemental Discussion of Canadian Tax Consequences” and the further discussion herein under “Summary”. If you are not a Non-resident Holder (as that term is defined in the prospectus) for Canadian federal income tax purposes or if you acquire the Notes in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the Notes and receiving the payments that might be due under the Notes.

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Hypothetical Returns
The examples set out below are included for illustration purposes only and are hypothetical examples only; amounts below may have been rounded for ease of analysis. The hypothetical Initial Values, Closing Values, Final Values and Percentage Changes of the Reference Assets used to illustrate the calculation of whether a Contingent Interest Payment is payable on a Contingent Interest Payment Date and the Payment at Maturity are not estimates or forecasts of the actual Initial Value, Closing Value or Final Value of any Reference Asset, or the value of any Reference Asset on any Trading Day prior to the Maturity Date. All examples assume, for Reference Asset A, Reference Asset B and Reference Asset C, respectively, Initial Values of $200.00, $600.00 and $700.00, Call Threshold Values of $200.00, $600.00 and $700.00 (each 100.00% of its Initial Value), Contingent Interest Barrier Values of $140.00, $420.00 and $490.00 (each 70.00% of its Initial Value), Barrier Values of $140.00, $420.00 and $490.00 (each 70.00% of its Initial Value), a Contingent Interest Payment of $28.70 per Note (reflecting the Contingent Interest Rate of 11.48% per annum), that a holder purchased Notes with a Principal Amount of $1,000 and that no market disruption event occurs on any Call Observation Date or Contingent Interest Observation Date (including the Final Valuation Date). The actual terms of the Notes are set forth elsewhere in this pricing supplement.
Example 1 — The Closing Value of Each Reference Asset is Greater Than or Equal to its Call Threshold Value on the First Call Observation Date and the Notes are Automatically Called.
Date	Closing Values	Payment (per Note)
First Contingent Interest Observation Date and First Call Observation Date
Reference Asset A: $220.00 (greater than or equal to its Call Threshold Value and Contingent Interest Barrier Value)
Reference Asset B: $720.00 (greater than or equal to its Call Threshold Value and Contingent Interest Barrier Value)
Reference Asset C: $805.00 (greater than or equal to its Call Threshold Value and Contingent Interest Barrier Value)
$1,000.00 (Principal Amount) + $28.70 (Contingent Interest Payment) $1,028.70 (Total Payment upon Automatic Call)

	Total Payment:	$1,028.70 (2.87% total return)
Because the Closing Value of each Reference Asset is greater than or equal to its Call Threshold Value (and therefore also greater than its Contingent Interest Barrier Value) on the first Call Observation Date (which is approximately 3 months after the Pricing Date), the Notes will be automatically called and, on the corresponding Call Payment Date, we will pay you a cash payment equal to $1,028.70 per Note, reflecting the Principal Amount plus the applicable Contingent Interest Payment, for a total return of 2.87% on the Notes. No further amounts will be owed under the Notes.

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Example 2 — The Closing Value of at Least One Reference Asset is Less Than its Contingent Interest Barrier Value on Each Contingent Interest Observation Date Prior to the Final Valuation Date, the Notes are NOT Automatically Called on Any Call Observation Date and the Final Value of Each Reference Asset is Greater Than or Equal to its Barrier Value and Contingent Interest Barrier Value.
Date	Closing Values	Payment (per Note)
First Contingent Interest Observation Date and First Call Observation Date	Reference Asset A: $105.00 (less than its Call Threshold Value and Contingent Interest Barrier Value) Reference Asset B: $564.00 (greater than or equal to its Contingent Interest Barrier Value; less than its Call Threshold Value) Reference Asset C: $574.00 (greater than or equal to its Contingent Interest Barrier Value; less than its Call Threshold Value)	$0.00
Second through Seventh Contingent Interest Observation Date and Second through Seventh Call Observation Date	Reference Asset A: Various (all greater than or equal to its Call Threshold Value and Contingent Interest Barrier Value) Reference Asset B: Various (all less than its Call Threshold Value and Contingent Interest Barrier Value) Reference Asset C: Various (all greater than or equal to its Call Threshold Value and Contingent Interest Barrier Value)	$0.00

Final Valuation Date
Reference Asset A: $240.00 (greater than or equal to its Contingent Interest Barrier Value and Barrier Value)
Reference Asset B: $630.00 (greater than or equal to its Contingent Interest Barrier Value and Barrier Value)
Reference Asset C: $805.00 (greater than or equal to its Contingent Interest Barrier Value and Barrier Value)
		$1,000.00 (Principal Amount) + $28.70 (Contingent Interest Payment) $1,028.70 (Total Payment on Maturity Date)
	Total Payment:	$1,028.70 (2.87% total return)
Because the Closing Value of at least one Reference Asset is less than its Contingent Interest Barrier Value on each Contingent Interest Observation Date prior to the Final Valuation Date (and therefore also less than its Call Threshold Value on each Call Observation Date), we will not pay the Contingent Interest Payment on any of the corresponding Contingent Interest Payment Dates and the Notes will not be automatically called. Because the Final Value of each Reference Asset is greater than or equal to its Barrier Value and Contingent Interest Barrier Value, on the Maturity Date we will pay you a cash payment equal to $1,028.70 per Note, reflecting your Principal Amount plus the applicable Contingent Interest Payment, for a total return of 2.87% on the Notes.

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Example 3 — The Closing Value of at Least One Reference Asset is Less Than its Contingent Interest Barrier Value on Each Contingent Interest Observation Date Prior to the Final Valuation Date, the Notes are NOT Automatically Called on Any Call Observation Date and the Final Value of At Least One Reference Asset is Less Than its Contingent Interest Barrier Value and Barrier Value.
Date	Closing Values	Payment (per Note)
First Contingent Interest Observation Date and First Call Observation Date	Reference Asset A: $133.00 (less than its Contingent Interest Barrier Value and Call Threshold Value) Reference Asset B: $456.00 (greater than or equal to its Contingent Interest Barrier Value; less than its Call Threshold Value) Reference Asset C: $574.00 (greater than or equal to its Contingent Interest Barrier Value; less than its Call Threshold Value)	$0.00
Second through Seventh Contingent Interest Observation Date and Second through Seventh Call Observation Date	Reference Asset A: Various (all greater than or equal to its Call Threshold Value and Contingent Interest Barrier Value) Reference Asset B: Various (all less than its Call Threshold Value and Contingent Interest Barrier Value) Reference Asset C: Various (all greater than or equal to its Call Threshold Value and Contingent Interest Barrier Value)	$0.00
Final Valuation Date
Reference Asset A: $80.00 (less than its Contingent Interest Barrier Value and Barrier Value)
Reference Asset B: $750.00 (greater than or equal to its Contingent Interest Barrier Value and Barrier Value)
Reference Asset C: $770.00 (greater than or equal to its Contingent Interest Barrier Value and Barrier Value)
		$1,000 + ($1,000 × Least Performing Percentage Change) = $1,000 + ($1,000 × -60.00%) = $400.00 (Payment at Maturity)
	Total Payment:	$400.00 (60.00% loss)
Because the Closing Value of at least one Reference Asset is less than its Contingent Interest Barrier Value on each Contingent Interest Observation Date prior to the Final Valuation Date (and therefore also less than its Call Threshold Value on each Call Observation Date), we will not pay the Contingent Interest Payment on any of the corresponding Contingent Interest Payment Dates and the Notes will not be automatically called. Because the Final Value of at least one Reference Asset is less than its Contingent Interest Barrier Value and Barrier Value, on the Maturity Date we will pay you a cash payment that is less than the Principal Amount, if anything, equal to the Principal Amount plus the product of the Principal Amount and the Least Performing Percentage Change, for a total of $400.00 per Note, a loss of 60.00% per Note.
In this scenario, investors will suffer a percentage loss on their initial investment that is equal to the Least Performing Percentage Change. Specifically, investors will lose 1% of the Principal Amount of the Notes for each 1% that the Final Value of the Least Performing Reference Asset is less than its Initial Value, and may lose the entire Principal Amount.
 Any payments on the Notes are subject to our credit risk.

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Information Regarding the Reference Assets
All disclosures contained in this document regarding the Reference Assets, including, without limitation, their make-up, method of calculation, and changes in any Reference Asset Constituents, have been derived from publicly available sources. We have not undertaken an independent review or due diligence of any publicly available information with respect to any Reference Asset. The information reflects the policies of, and is subject to change by, the Investment Advisers. The Investment Advisers, which own the copyright and all other rights to the Reference Assets, have no obligation to continue to publish, and may discontinue publication of, the applicable Reference Asset. None of the websites referenced in the Reference Asset descriptions below, or any materials included in those websites, are incorporated by reference into this document or any document incorporated herein by reference. We have not independently verified the accuracy or completeness of reports filed by an Investment Adviser with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.
Each Reference Asset is registered under the Securities Act of 1933, the Investment Company Act of 1940, each as amended, and/or the Exchange Act. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by each Investment Adviser with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by each Reference Asset can be located by reference to its SEC file number provided below.
The graphs below set forth the information relating to the historical performance of each Reference Asset. The graphs below show the daily historical Closing Values of each Reference Asset for the periods specified. We obtained the information regarding the historical performance of each Reference Asset in the graphs below from Bloomberg Professional® service (“Bloomberg”). The Closing Values may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.
We have not independently verified the accuracy or completeness of the information obtained from Bloomberg. The historical performance of each Reference Asset should not be taken as an indication of its future performance, and no assurance can be given as to the Final Value of any Reference Asset. We cannot give you any assurance that the performance of the Reference Assets will result in a positive return on your initial investment.

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iShares® Russell 2000 ETF
We have derived all information contained herein regarding the iShares® Russell 2000 ETF (the “IWM Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the IWM Fund’s investment adviser, BlackRock Fund Advisors (“BFA” or the “investment adviser”) and the index sponsor of the target index, as defined below.
The IWM Fund is one of the separate investment portfolios that constitute the iShares Trust (“iShares”). The IWM Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Index (the “target index”). The target index seeks to measure the performance of the small-capitalization segment of the U.S. equity market. The target index is a subset of the Russell 3000® Index, which measures the performance of the largest 3,000 U.S. companies, and the target index is composed of the smallest 2,000 companies included in the Russell 3000® Index. The target index is calculated, maintained and published by, FTSE Russell (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.
BFA uses a representative sampling strategy to manage the IWM Fund. “Representative sampling” is an indexing strategy that involves investing in a representative sample of the securities included in the target index that the investment adviser determines to collectively have an investment profile similar to that of the target index. The securities selected are intended to have, in the aggregate, investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the target index. The IWM Fund may or may not hold all of the securities that are included in the target index.
The IWM Fund generally invests at least 80% of its assets in securities of the target index and in depositary receipts representing securities of the target index. The IWM Fund may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates, as well as in securities not included in the target index, but which BFA believes will help track the target index. The IWM Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in the stocks of a particular industry or group of industries to approximately the same extent that the target index is concentrated.
Select information regarding the IWM Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the IWM Fund’s website. Expenses of the IWM Fund reduce the net asset value of the assets held by the IWM Fund and, therefore, reduce the value of the shares of the IWM Fund.
Shares of the IWM Fund are listed on the NYSE Arca under the ticker symbol “IWM”.
Information from outside sources including, but not limited to the prospectus related to the IWM Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the IWM Fund or the target index.
Information filed by iShares with the SEC, including the prospectus for the IWM Fund, can be found by reference to its SEC file numbers: 333-92935 and 811-09729 or its CIK Code: 0001100663.

TD SECURITIES (USA) LLC	P-17

Historical Information
The graph below illustrates the performance of IWM from November 26, 2015 through November 26, 2025. The dotted lines represent its Call Threshold Value of $247.30, which is equal to 100.00% of its Initial Value, and its Contingent Interest Barrier Value and Barrier Value of $173.11, which is equal to 70.00% of its Initial Value.
iShares® Russell 2000 ETF (IWM)
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

TD SECURITIES (USA) LLC	P-18

Invesco QQQ TrustSM, Series 1
We have derived all information contained herein regarding the Invesco QQQ TrustSM, Series 1 (the “QQQ Trust”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the sponsor of the QQQ Trust, Invesco Capital Management LLC (the “sponsor” or its “investment adviser”), the trustee of the QQQ Trust, The Bank of New York Mellon (the “trustee”), and the index sponsor of the target index, as defined below.
The QQQ Trust is a unit investment trust that issues securities called “Trust Units” as “Units” of the QQQ Trust, each of which represents a fractional undivided ownership interest in the QQQ Trust. The QQQ Trust holds all the component securities of the Nasdaq-100 Index® (the “target index”), and is rebalanced quarterly and reconstituted annually. The target index includes 100 of the largest domestic and international nonfinancial companies listed on the Nasdaq Stock Market based on market capitalization. The target index reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology. It does not contain securities of financial companies including investment companies. The target index is calculated, maintained and published by, Nasdaq, Inc. (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.
The QQQ Trust is not actively managed. The QQQ Trust holds a portfolio of securities consisting of substantially all of the component common stocks, in substantially the same weighting, which comprise the target index. The trustee on a nondiscretionary basis adjusts the composition of the QQQ Trust to conform to changes in the composition and/or weighting of securities in the target index. Although the QQQ Trust may fail to own certain securities included in the target index at any particular time, the QQQ Trust generally will be substantially invested in the securities included in the target index. The QQQ Trust may or may not hold all of the securities that are included in the target index.
Select information regarding the QQQ Trust’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the QQQ Trust’s website. Expenses of the QQQ Trust reduce the net asset value of the assets held by the QQQ Trust and, therefore, reduce the value of the shares of the QQQ Trust.
Shares of the QQQ Trust are listed on the Nasdaq Stock Market under the ticker symbol “QQQ”.
Information from outside sources including, but not limited to the prospectus related to the QQQ Trust and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the QQQ Trust or the target index.
Information filed by the QQQ Trust with the SEC, including the prospectus for the QQQ Trust, can be found by reference to its SEC file numbers: 333-61001 and 811-08947 or its CIK Code: 0001067839.

TD SECURITIES (USA) LLC	P-19

Historical Information
The graph below illustrates the performance of QQQ from November 26, 2015 through November 26, 2025. The dotted lines represent its Call Threshold Value of $614.27, which is equal to 100.00% of its Initial Value, and its Contingent Interest Barrier Value and Barrier Value of $429.989, which is equal to 70.00% of its Initial Value.
Invesco QQQ TrustSM, Series 1 (QQQ)
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

TD SECURITIES (USA) LLC	P-20

SPDR® S&P 500® ETF Trust
We have derived all information contained herein regarding the SPDR® S&P 500® ETF Trust (the “SPY Trust”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the sponsor of the SPY Trust, PDR Services LLC (the “sponsor” or its “investment adviser”), the trustee of the SPY Trust, State Street Global Advisors Trust Company (the “trustee”) or its parent company, State Street Bank and Trust Company, and the index sponsor of the target index, as defined below.
The SPY Trust is a unit investment trust that issues securities called “Units” of the SPY Trust, each of which represents a fractional undivided ownership interest in the SPY Trust. The SPY Trust seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P 500® Index (the “target index”). The target index is designed to measure the performance of 500 large-capitalization companies in the U.S. equity market. The target index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.
The SPY Trust is not actively managed. The SPY Trust holds a portfolio of securities consisting of substantially all of the component common stocks, in substantially the same weighting, which comprise the target index. The trustee on a nondiscretionary basis adjusts the composition of the SPY Trust to conform to changes in the composition and/or weighting of securities in the target index. Although the SPY Trust may fail to own certain securities included in the target index at any particular time, the SPY Trust generally will be substantially invested in the securities included in the target index. The SPY Trust may or may not hold all of the securities that are included in the target index.
Select information regarding the SPY Trust’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the SPY Trust’s website. Expenses of the SPY Trust reduce the net asset value of the assets held by the SPY Trust and, therefore, reduce the value of the shares of the SPY Trust.
Shares of the SPY Trust are listed on the NYSE Arca under the ticker symbol “SPY”.
Information from outside sources including, but not limited to the prospectus related to the SPY Trust and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the SPY Trust or the target index.
Information filed by the SPY Trust with the SEC, including the prospectus for the SPY Trust, can be found by reference to its SEC file numbers: 033-46080 and 811-06125 or its CIK Code: 0000884394.
Historical Information
The graph below illustrates the performance of SPY from November 26, 2015 through November 26, 2025. The dotted lines represent its Call Threshold Value of $679.68, which is equal to 100.00% of its Initial Value, and its Contingent Interest Barrier Value and Barrier Value of $475.776, which is equal to 70.00% of its Initial Value.
SPDR® S&P 500® ETF Trust (SPY)
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

TD SECURITIES (USA) LLC	P-21

Material U.S. Federal Income Tax Consequences
The U.S. federal income tax consequences of your investment in the Notes are uncertain. No statutory, regulatory, judicial or administrative authority directly discusses the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Notes. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion under “Material U.S. Federal Income Tax Consequences” in the product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. This discussion applies to you only if you are a U.S. holder, as defined in the product supplement. An investment in the Notes is not appropriate for non-U.S. holders and we will not attempt to ascertain the tax consequences to non-U.S. holders of the purchase, ownership or disposition of the Notes. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Notes, and the following discussion is not binding on the IRS.
U.S. Tax Treatment. Pursuant to the terms of the Notes, TD and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to treat the Notes as prepaid derivative contracts with respect to the Reference Assets. If your Notes are so treated, any Contingent Interest Payments paid on the Notes (including any Contingent Interest Payments paid with respect to a Call Payment Date or on the Maturity Date) would be treated as ordinary income includable in income by you in accordance with your regular method of accounting for U.S. federal income tax purposes. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.
Upon the taxable disposition (including cash settlement) of a Note, you generally should recognize gain or loss equal to the difference between the amount realized on such taxable disposition (adjusted for amounts or proceeds attributable to any accrued and unpaid Contingent Interest Payments, which would be treated as ordinary income) and your tax basis in the Note. Your tax basis in a Note generally should equal your cost for the Note. Subject to the “constructive ownership” rules of Section 1260 of the Code, discussed below, such gain or loss should generally be long-term capital gain or loss if you have held your Notes for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your Notes prior to a Contingent Interest Payment Date, but that could be attributed to an expected Contingent Interest Payment, could be treated as ordinary income. You should consult your tax advisor regarding this risk.
Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your Notes in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Notes, it is possible that your Notes could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code), such that the timing and character of your income from the Notes could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences – Alternative Treatments” in the product supplement.
Section 1260. Because each Reference Asset issuer would be treated as a “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that an investment in the Notes could be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. If the Notes were treated as a constructive ownership transaction certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your Notes could be recharacterized as ordinary income and you could be subject to an interest charge on deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the Notes as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences – Section 1260” in the product supplement.
Except to the extent otherwise required by law, TD intends to treat your Notes for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the product supplement, unless and until such time as the Treasury and the IRS determine that some other treatment is more appropriate.
Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Notes. According to Notice 2008-2, the IRS and the Treasury are considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue current income, possibly in excess of any Contingent Interest Payments received by such holders, and this could be applied on a retroactive basis. According to the Notice, the IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special “constructive ownership rules” of Section 1260 of the Code, discussed above, should be applied to such instruments. You are urged to consult your tax advisor concerning the significance, and the potential impact, of the above considerations.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the Notes, to the extent of their net investment income or undistributed net investment income (as the case may be) that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate

TD SECURITIES (USA) LLC	P-22

return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. You should consult your tax advisor as to the consequences of the 3.8% Medicare tax.
Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their Notes if they do not hold their Notes in an account maintained by a financial institution and the aggregate value of their Notes and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its Notes and fails to do so.
Backup Withholding and Information Reporting. The proceeds received from a taxable disposition of the Notes will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions.
Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Notes purchased after the bill was enacted to accrue interest income over the term of the Notes despite the fact that there may be no interest payments over the term of the Notes.
Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.
It is impossible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Notes.
You are urged to consult your tax advisor concerning the application of U.S. federal income tax laws to an investment in the Notes, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Notes arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of TD).

TD SECURITIES (USA) LLC	P-23

Supplemental Plan of Distribution (Conflicts of Interest)
We have appointed TDS, an affiliate of TD, as the Agent for the sale of the Notes. Pursuant to the terms of a distribution agreement, TDS will purchase the Notes from TD at the public offering price less the underwriting discount specified on the cover page hereof and will use all of that commission to allow selling concessions to other registered broker-dealers in connection with the distribution of the Notes. The underwriting discount represents the selling concessions for other dealers in connection with the distribution of the Notes. The Notes were generally offered to the public at the public offering price, provided that certain fee based advisory accounts may have agreed to purchase the Notes for as low as the price specified on the cover hereof and such registered broker-dealers may have agreed to forgo, in their sole discretion, some or all of their selling concessions in connection with such sales. TD will reimburse TDS for certain expenses in connection with its role in the offer and sale of the Notes, and TD will pay TDS a fee in connection with its role in the offer and sale of the Notes.
Conflicts of Interest. TDS is an affiliate of TD and, as such, has a ‘‘conflict of interest’’ in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. If any other affiliate of TD participates in this offering, that affiliate will also have a “conflict of interest” within the meaning of FINRA Rule 5121. In addition, TD will receive the net proceeds from the initial public offering of the Notes, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. This offering of the Notes will be conducted in compliance with the provisions of FINRA Rule 5121. In accordance with FINRA Rule 5121, neither TDS nor any other affiliate of ours is permitted to sell the Notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
We, TDS, another of our affiliates or third parties may use this pricing supplement in the initial sale of the Notes. In addition, we, TDS, another of our affiliates or third parties may use this pricing supplement in a market-making transaction in the Notes after their initial sale. If a purchaser buys the Notes from us, TDS, another of our affiliates or third parties, this pricing supplement is being used in a market-making transaction unless we, TDS, another of our affiliates or third parties informs such purchaser otherwise in the confirmation of sale.
Prohibition on Sales to EEA Retail Investors
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.
Prohibition on Sales to United Kingdom Retail Investors
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

TD SECURITIES (USA) LLC	P-24

Additional Information Regarding the Estimated Value of the Notes
The final terms for the Notes were determined on the Strike Date, based on prevailing market conditions, and are specified elsewhere in this pricing supplement.
The economic terms of the Notes are based on our internal funding rate (which is our internal borrowing rate based on variables such as market benchmarks and our appetite for borrowing), and several factors, including any sales commissions expected to be paid to TDS or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Notes, estimated costs which we may incur in connection with the Notes and the estimated cost which we may incur in hedging our obligations under the Notes. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the Notes rather than the levels at which our benchmark debt securities trade in the secondary market is expected to have had an adverse effect on the economic terms of the Notes.
On the cover page of this pricing supplement, we have provided the estimated value for the Notes. The estimated value was determined by reference to our internal pricing models which take into account a number of variables and are based on a number of assumptions, which may or may not materialize, typically including volatility, interest rates (forecasted, current and historical rates), price-sensitivity analysis, time to maturity of the Notes and our internal funding rate. For more information about the estimated value, see “Additional Risk Factors — Risks Relating to Estimated Value and Liquidity” herein. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the Notes rather than the levels at which our benchmark debt securities trade in the secondary market is expected, assuming all other economic terms are held constant, to increase the estimated value of the Notes. For more information see the discussion under “Additional Risk Factors — Risks Relating to Estimated Value and Liquidity — The Estimated Value of Your Notes Is Based on Our Internal Funding Rate.”
Our estimated value of the Notes is not a prediction of the price at which the Notes may trade in the secondary market, nor will it be the price at which the Agent may buy or sell the Notes in the secondary market. Subject to normal market and funding conditions, the Agent or another affiliate of ours intends to offer to purchase the Notes in the secondary market but it is not obligated to do so.
Assuming that all relevant factors remain constant after the Pricing Date, the price at which the Agent may initially buy or sell the Notes in the secondary market, if any, may exceed our estimated value on the Pricing Date for a temporary period expected to be approximately 3 months after the Issue Date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Notes and other costs in connection with the Notes which we will no longer expect to incur over the term of the Notes. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Notes and any agreement we may have with the distributors of the Notes. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the Issue Date of the Notes based on changes in market conditions and other factors that cannot be predicted.
We urge you to read the “Additional Risk Factors” herein.

TD SECURITIES (USA) LLC	P-25

Validity of the Notes
In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special products counsel to TD, when the Notes offered by this pricing supplement have been executed and issued by TD and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the Notes will be valid and binding obligations of TD, enforceable against TD in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by McCarthy Tétrault LLP, Canadian legal counsel for TD, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the Notes, authentication of the Notes and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP filed as Exhibit 5.3 to the registration statement on Form F-3 filed by TD on December 20, 2024.
In the opinion of McCarthy Tétrault LLP, the issue and sale of the Notes has been duly authorized by all necessary corporate action on the part of TD, and when this pricing supplement has been attached to, and duly notated on, the master note that represents the Notes, the Notes will have been validly executed and issued and, to the extent validity of the Notes is a matter governed by the laws of the Province of Ontario, or the laws of Canada applicable therein, will be valid obligations of TD, subject to the following limitations: (i) the enforceability of the indenture is subject to bankruptcy, insolvency, reorganization, arrangement, winding up, moratorium and other similar laws of general application limiting the enforcement of creditors’ rights generally; (ii) the enforceability of the indenture is subject to general equitable principles, including the fact that the availability of equitable remedies, such as injunctive relief and specific performance, is in the discretion of a court; (iii) courts in Canada are precluded from giving a judgment in any currency other than the lawful money of Canada; and (iv) the enforceability of the indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable thereto. In addition, this opinion is subject to: (i) the assumption that the senior indenture has been duly authorized, executed and delivered by, and constitutes a valid and legally binding obligation of, the trustee, enforceable against the trustee in accordance with its terms; and (ii) customary assumptions about the genuineness of signatures and certain factual matters all as stated in the letter of such counsel dated December 20, 2024, which has been filed as Exhibit 5.2 to the registration statement on Form F-3 filed by TD on December 20, 2024.

TD SECURITIES (USA) LLC	P-26